SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          FIRST TRUST/ FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             MASSACHUSETTS                              11-3716541
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

1001 Warrenville Road, Suite 300, Lisle, Illinois         60532
---------------------------------------------------   --------------
     (Address of Principal Executive Offices)           (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[  ]

Securities Act registration statement file number to which this form relates:
333-113978.

Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS            NAME OF EACH EXCHANGE ON WHICH EACH
           TO BE SO REGISTERED                 CLASS IS TO BE REGISTERED

Common Shares of Beneficial Interest         New York Stock Exchange, Inc.
     $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The securities to be registered hereunder are shares of common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust/ Four Corners Senior Floating Rate Income Fund II (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 32 of the Preliminary Prospectus, which is a part of the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (Registration Nos. 333-113978 and 811-21539), filed with the Securities and Exchange Commission on April 29, 2004. Such description is incorporated by reference herein.

ITEM 2.        EXHIBITS

        Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.



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




                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     FIRST TRUST/ FOUR CORNERS SENIOR FLOATING
                                        RATE INCOME FUND II



                                     By: /s/ James A. Bowen
                                         -------------------------------
                                         James A. Bowen, President
                                         and Chief Executive Officer

May 12, 2004








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